Form 4
Exhibit 99.1 Schedule A
Reporting Person Everest Hill Group Inc.
CIK 0001449359
Issuer AdaptHealth Corp. AHCO
Transactions 26 October 2022

Securities are all Common Stock.
Transaction Dates are all as indicated below.
Code for all transactions is S.
Disposition categorization for all transactions is D.
Prices for all transaction are as indicated below.
Beneficial ownership following each transaction is as indicated below. All shares are indirectly owned by Reporting Person (See Form 4 Remarks).

Date
Shares
Price
Ownership Post Transaction
10/26/2022
9,890
$22.600
14,241,954
10/26/2022
2,658
$22.610
14,239,296
10/26/2022
1,823
$22.620
14,237,473
10/26/2022
2,491
$22.630
14,234,982
10/26/2022
1,369
$22.640
14,233,613
10/26/2022
766
$22.650
14,232,847
10/26/2022
666
$22.660
14,232,181
10/26/2022
1,544
$22.670
14,230,637
10/26/2022
481
$22.680
14,230,156
10/26/2022
561
$22.690
14,229,595
10/26/2022
25,143
$22.700
14,204,452
10/26/2022
1,256
$22.701
14,203,196
10/26/2022
1,648
$22.710
14,201,548
10/26/2022
500
$22.720
14,201,048
10/26/2022
305
$22.730
14,200,743
10/26/2022
1,860
$22.740
14,198,883
10/26/2022
200
$22.745
14,198,683
10/26/2022
10,517
$22.750
14,188,166
10/26/2022
581
$22.760
14,187,585
10/26/2022
904
$22.770
14,186,681
10/26/2022
600
$22.780
14,186,081
10/26/2022
5
$22.800
14,186,076
10/26/2022
200
$22.840
14,185,876
10/26/2022
51,502
$23.000
14,134,374
10/26/2022
211
$23.010
14,134,163
10/26/2022
704
$23.020
14,133,459
10/26/2022
10
$23.030
14,133,449
10/26/2022
600
$23.050
14,132,849
10/26/2022
9,995
$23.070
14,122,854
10/26/2022
5
$23.080
14,122,849
10/26/2022
2,018
$23.100
14,120,831
10/26/2022
12,044
$23.105
14,108,787
10/26/2022
571
$23.140
14,108,216
10/26/2022
3,240
$23.150
14,104,976
10/26/2022
645
$23.160
14,104,331
10/26/2022
310
$23.170
14,104,021
10/26/2022
1,797
$23.180
14,102,224
10/26/2022
25
$23.190
14,102,199
10/26/2022
7,309
$23.200
14,094,890
10/26/2022
800
$23.210
14,094,090
10/26/2022
1,232
$23.220
14,092,858
10/26/2022
6,982
$23.250
14,085,876